SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement (“Agreement”) is made this 10th day of June, 2005, by and among eRXSYS, Inc., a Nevada corporation fka Surforama.com, Inc. (“eRXSYS”) and Safescript Pharmacies, Inc., a Texas corporation fka RTIN Holdings, Inc. and Safe Med Systems, Inc., a Texas corporation (collectively, “Safescript”) (all either individually, a “Party,” and collectively the “Parties”).

RECITALS

      A.  Safescript and its affiliates are currently debtors under chapter 11 of United States Bankruptcy Code and their cases are currently pending in joint administration as Case No. 04-60600 before the United States Bankruptcy Court for the Eastern District of Texas, Tyler Division (the “Bankruptcy Court”).

B. On or about March 19, 2002, Safescript and RxSystems, Inc., a Nevada corporation (“RxSystems”), entered into a License Agreement under which Safescript granted RxSystems a perpetual license to use a certain electronic pharmaceutical management system.

C. In consideration for the license granted under the License Agreement, RxSystems provided Safescript with, among other things, a Promissory Note in the amount of $450,000. In addition, RxSystems promised to issue Safescript 100,000 shares of preferred stock which would be convertible into common stock worth $4,500,000 as quoted on the NASD-OTC BB or any comparable exchange.

D. On or about June 30, 2002, RxSystems and Safescript entered into a written “Extension and Revision of Terms” under which the total consideration to be paid by RxSystems under the License Agreement was reduced to $3,500,000.

E. On or about May 27, 2003, with the consent of Safescript, RxSystems assigned its rights under the License Agreement to eRXSYS. eRXSYS agreed to take over all duties and assume all responsibilities of RxSystems under the License Agreement. At that time, eRXSYS was known as Surforama.com, Inc. In connection with the May 27, 2003 assignment, eRXSYS agreed to assume RxSystems’ remaining $3,176,615 in outstanding indebtedness under the License Agreement.

F. On or about June 30, 2003, Safescript and eRXSYS entered into an Amendment To License Agreement (the “First Amendment”). Under the First Amendment, Safescript cancelled $2,000,000 of the balance due under the License Agreement. In exchange, eRXSYS issued 100,000 shares of Series A Convertible Preferred Stock to Safescript (the “Preferred Stock”). The Preferred Stock was convertible to $2,000,000 worth of common stock in eRXSYS. The remaining balance due under the License Agreement was to be paid by eRXSYS in monthly installments of $25,000 each.

G. On or about September 25, 2003, Safescript and eRXSYS entered into a Second Amendment to License Agreement (the “Second Amendment”). Under the Second Amendment, the parties set a conversion price for the Preferred Stock of $0.45 per share and Safescript converted the Preferred Stock into 4,444,444 shares of common stock in eRXSYS (the “Common Stock”). The Common Stock was issued to Safescript on October 27, 2003 in the form of eRXSYS stock certificate No. 1165.

H. On November 26, 2003, eRXSYS’ remaining cash payment obligations under the Second Amendment were re-scheduled and memorialized in a Promissory Note (the “Note”) dated November 26, 2003 and a Security Agreement (the “Security Agreement”) bearing the same date.

I. On or about March 22, 2004, Safescript and its affiliates filed their petitions under chapter 11 of the United States Bankruptcy Code.

J. On June 22, 2004, eRXSYS filed a Complaint against Safescript alleging, among other things, that Safescript made a series of fraudulent misrepresentations in connection with the Parties’ execution of the License Agreement. The Complaint seeks to have the Common Stock and the License Agreement declared null and avoid. The Complaint was originally filed in the Bankruptcy Court as Adversary Proceeding No. 04-06072. On July 29, 2004, the United States District Court for the Eastern District of Texas (the “District Court”) entered its Order withdrawing reference of the action. eRXSYS’ action against Safescript (hereinafter, the “Lawsuit”) is now pending before the District Court as Case No. 6:04-CV-296. H. In this Agreement, the Parties desire to formally record the terms under which they have resolved all claims and disputes between them.

FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS SET FORTH BELOW:

1.      Recitals. The foregoing recitals are true and incorporated herein, as though set forth in full.

2.     Safescript’s Partial Retention Of The Common Stock. From amongst the 4,444,444 total disputed shares of the Common Stock currently held by Safescript, Safescript shall retain ownership of 100,000 of such shares. Such 100,000 shares of common stock in eRXSYS shall not be subject to any restrictions on their transfer, encumbrance, or sale by Safescript. The remaining 4,344,444 shares of the Common Stock shall be cancelled and deemed null and void.

Upon execution of this Agreement by the Parties and approval of this Agreement by order the Bankruptcy Court, Safescript shall tender eRXSYS stock certificate No. 1165 to eRXSYS’ stock transfer agent. eRXSYS shall instruct its stock transfer agent to cancel 4,344,444 of the shares indicated on eRXSYS stock certificate No. 1165 and to re-issue such certificate in the amount of 100,000 shares of common stock in eRXSYS. The re-issued certificate shall not bear restrictive legends of any kind. Upon request by Safescript, eRXSYS shall provide an opinion letter stating that such 100,000 shares may be publicly sold and traded by Safescript without restriction.

3.     New Common Stock To Be Issued To Safescript. Upon execution of this Agreement by the Parties and approval of this Agreement by order the Bankruptcy Court, eRXSYS shall issue to Safescript 500,000 new shares of Common Stock. Such 500,000 new shares in eRXSYS shall be issued to Safescript pursuant to Section 4(2) of the Securities Act of 1933, as amended, and shall be endorsed with the following restrictive legend:

“THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND ARE BEING OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.”

Upon expiration of three hundred sixty-five (365) days from the issuance of the 500,000 shares of eRXSYS common stock described above, eRXSYS shall, at its own expense and through its securities counsel, Cane & Clark LLP, provide Safescript and/or Safescript’s successor in interest a legal opinion letter confirming that such common stock has been held by Safescript for the requisite one (1) year holding period prescribed in Rule 144 of the federal securities regulations (17 C.F.R. §230.144(d)(1)) and that, pursuant to such Rule, Safescript and/or its successor in interest may publicly sell such securities within the limitations set forth in 17 C.F.R. §230.144(e).

4.     Approval By Bankruptcy Court; Best Efforts Of The Parties. This Agreement shall be submitted to the Bankruptcy Court for approval pursuant to Fed. R. Bankr. P. 9019 as soon as possible. The Parties and their representatives shall put forth their best efforts to obtain such approval and shall provide one another with all reasonable procedural cooperation and assistance in obtaining such approval. Furthermore, the Parties shall use their best efforts to present this Agreement to the Bankruptcy Court for approval on or before June 30, 2005.

5.     Lawsuit To Be Dismissed. Upon execution of this Agreement by the Parties, approval of this Agreement by order the Bankruptcy Court, and consummation of the transactions contemplated in paragraphs 2 and 3, above, the Parties shall submit to the District Court a stipulation and order for dismissal of the Lawsuit with prejudice.

6.      Definitions used in Sections 7 through 8. For purpose of Sections 7 through 8 of this Agreement, the terms “eRXSYS” and “Safescript” shall mean and include the following persons and/or entities: the named Parties individually, jointly, severally and on behalf of their respective affiliated and/or subsidiary companies and partnerships, together with any and all past and present trustees, receivers, board members, employees, officers, directors, shareholders, partners, agents, representatives, subsidiaries, unincorporated divisions, insurance carriers, sureties, consultants, attorneys, successors, assigns, heirs, executors, administrators, tenants, licensees, invitees, joint venturers, members and related persons, predecessors, entities or companies.

7.     Safescript’s Release of eRXSYS. Safescript hereby fully releases and discharges eRXSYS of and from all claims, obligations, actions, causes of action, demands, rights, agreements, promises, liabilities, losses, damages, costs and expenses, of every nature and character, description and amount, either known or unknown, without limitation or exceptions, whether based on theories of tort, fraud, misrepresentation, contract, breach of contract, breach of the covenant of good faith and fair dealing, violation of statute, ordinance, or any other theory of liability or declaration of rights whatsoever, which Safescript may now have or may hereinafter acquire against eRXSYS, whether asserted or not, arising directly or indirectly from or based on any cause, event, transaction, act, omission, occurrence, condition or matter, of any kind or nature whatsoever, which has occurred to date or may hereafter occur relating to or arising out of the License Agreement, any amendment to the License Agreement, the Note, the Security Agreement, the Common Stock, the Lawsuit, or any other matter related in any way to the transactions and occurrences described in the Lawsuit or in the recitals to this Agreement.

8.     eRXSYS’ Release of Safescript. eRXSYS hereby fully releases and discharges Safescript of and from all claims, obligations, actions, causes of action, demands, rights, agreements, promises, liabilities, losses, damages, costs and expenses, of every nature and character, description and amount, either known or unknown, without limitation or exceptions, whether based on theories of tort, fraud, misrepresentation, contract, breach of contract, breach of the covenant of good faith and fair dealing, violation of statute, ordinance, or any other theory of liability or declaration of rights whatsoever, which eRXSYS may now have or may hereinafter acquire against Safescript, whether asserted or not, arising directly or indirectly from or based on any cause, event, transaction, act, omission, occurrence, condition or matter, of any kind or nature whatsoever, which has occurred to date or may hereafter occur relating to or arising out of the License Agreement, any amendment to the License Agreement, the Note, the Security Agreement, the Common Stock, the Lawsuit, or any other matter related in any way to the transactions and occurrences described in the Lawsuit or in the recitals to this Agreement.

9.     General Provisions.

a.  No Admission of Liability. Each of the Parties agrees that this Agreement is a compromise and shall never be treated as an admission of liability of any Party hereto for any purpose, and that liability therefor is expressly denied by each of the Parties.

b.  Execution of Additional Documents. Each of the Parties hereto hereby agrees to perform any and all acts and to execute and deliver any and all documents reasonably necessary or convenient to carry out the intent and the provisions of this Agreement.

c.  Entire Agreement. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof. All negotiations, proposals, modifications and agreements prior to the date hereof between the Parties are merged into this Agreement and superseded hereby. There are no other terms, conditions, promises, understandings, statements, or representations, express or implied, concerning this Agreement unless set forth in writing and signed by all of the Parties. This Agreement may not be effectively modified except by terms embodied in writing and signed by all of the Parties.

d.  No Waiver. No action or want of action on the part of any Party hereto at any time to execute any rights or remedies conferred upon it under this Agreement shall be, or shall be asserted to be, a waiver on the part of any party hereto of its rights or remedies hereunder.

e.  Amendments. This Agreement may only be modified by an instrument in writing executed by the Parties.

f.  Law of Nevada. This Agreement shall be construed in accordance with the law of the State of Nevada.

g.  Attorneys' Fees. Should any action (at law or in equity, including but not limited to an action for declaratory relief) or proceeding be brought arising out of, relating to or seeking the interpretation or enforcement of the terms of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with the terms of this Agreement, the prevailing party, as decided by the Court, shall be entitled to reasonable attorneys' fees and costs incurred in addition to any other relief or damages which may be awarded. This entitlement to fees shall include fees incurred in connection with any appeal.

h.  No Third Party Beneficiary. This Agreement is for the benefit of the Parties to this Agreement and confers no rights, benefits or causes of action in favor of any other third parties or entities.

i.  Severance. Should any term, part, portion or provision of this Agreement be decided or declared by the Courts to be, or otherwise found to be, illegal or in conflict with any law of the State of Nevada or the United States, or otherwise be rendered unenforceable or ineffectual, the validity of the remaining parts, terms, portions and provision shall be deemed severable and shall not be affected thereby, providing such remaining parts, terms, portions or provisions can be construed in substance to constitute the agreement that the Parties intended to enter into in the first instance.

j.  Pronouns, Headings. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, and to the singular or plural, as the identity of the person may require. Paragraph titles or captions are used in this Agreement for convenience or reference, and in no way define, limit, extend or describe the scope or intent of this Agreement or any of its provisions.

k.  Successors and Assigns. This Agreement shall be binding and inure to the benefit of the Parties, their respective predecessors, parents, subsidiaries and affiliated corporations, all officers, directors, shareholders, agents, employees, attorneys, assigns, successors, heirs, executors, administrators, and legal representatives of whatsoever kind or character in privity therewith.

l.  Counterparts. This Agreement may be executed in counterparts, one or more of which may be facsimiles, but all of which shall constitute one and the same Agreement. Facsimile signatures of this Agreement shall be accepted by the parties to this Agreement as valid and binding in lieu of original signatures; however, within five (5) business days after the execution of this Agreement, such parties shall also deliver to the other party an original signature page signed by that party.

m.  Understanding of Agreement. The Parties each acknowledge that they have fully read the contents of this Agree-ment and that they have had the opportunity to obtain the advice of counsel of their choice, and that they have full, complete and total comprehension of the provisions hereof and are in full agreement with each and every one of the terms, conditions and provisions of this Agreement. As such, the Parties agree to waive any and all rights to apply an interpretation of any and all terms, conditions or provisions hereof, including the rule of construction that such ambiguities are to be resolved against the drafter of this Agreement. For the purpose of this instrument, the Parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case had this instrument been jointly conceived and drafted.

IN WITNESS WHEREOF, each of the parties has executed this Agreement on the date and year set forth on the first page of this Agreement.

eRXSYS, INC.

By: /s/Robert DelVecchio

Its: Chief Executive Officer

Print Name:  Robert DelVecchio

Date: 6/21/05

Subscribed and Sworn to before me
this 21 st day of June, 2005.

/s/ Madoul S. Kobty
Notary Public in and for the
County of Orange, State of California

SAFESCRIPT PHARMACIES, INC.

By: /s/ Ed Dmytryk

Its: Chief Executive Officer and President

Print Name:  Ed Dmytryk

Date:   6/30/05

Subscribed and Sworn to before me
this 30th day of June, 2005.

/s/ Carol Godwin
Notary Public in and for the
County of Smith, State of Texas

SAFE MED SYSTEMS, INC.

By:/s/ Ed Dmytryk

Its: Chief Executive and President

Print Name:  Ed Dmytryk

Date: 6/30/05

Subscribed and Sworn to before me
this 30th day of June, 2005.

/s/ Carol Godwin
Notary Public in and for the
County of Smith, State of Texas